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                                                                     Exhibit 4.9

                                                             English Translation


                        SOLARFUN POWER HOLDINGS CO., LTD.

                     THE FIRST AMENDMENT TO LOCKUP AGREEMENT


This First Amendment to Lockup Agreement (this "AMENDMENT"), dated as of
2007, is made to the Lockup Agreement dated as of June 20, 2006 by and among Solarfun Power Holdings Co., Ltd., Mr. Lu Yonghua, Mr. Wang Hanfei, Mr. Cui Rongqiang, Mr. Gu Yongliang, Ms. Yu Haijuan, Mr. Wang Yuting, Mr. Cao Min and Mr. Tong Xingxue (the "AGREEMENT"). Capitalized terms used and not defined in this Amendment shall have the same meanings assigned to them in the Agreement.

                                    RECITALS

Whereas, pursuant to Section D.(7) of the Agreement, the parties desire to amend the Agreement as set forth in this Amendment.

Now, Therefore, in consideration of the rights and obligations of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties to the Agreement agree as follows:

1. Section B.(1) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "(1) Within one (1) year, in case of Mr. Lu Yonghua, and two (2) years, in case of Mr. Wang Hanfei (in each case, including Lockup Period), as from the date of the IPO, neither Mr. Lu nor Mr. Wang may transfer any of his shares in the Company by any of the arrangements described in Section A above, whether through Yonghua Solar Power Investment Holding Ltd. or WHF Investment Co., Ltd.. After the expiry of such three (3) years, each of Mr. Wang and Mr. Lu may transfer his shares in the Company under the rules and regulations of the US Securities and Exchange Commission (the "SEC") subject to his performance of the information disclosure obligations relating thereto."

2. The first paragraph of Section B.(2) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "(2) After the expiry of the Lockup Period, each of Mr. Gu Yongliang, Mr. Cui Rongqiang, Mr. Wang Yuting and Mr. Tong Xingxue may transfer his shares in the Company by any of the arrangements described in Section A above, through Yongliang Solar Power Investment Holding Ltd., Yongqiang Solar Power Investment Holding Ltd., YongGuan Solar Power Investment Holding Ltd. and YongXing Solar Power Investment Holding Ltd., respectively; provided, however, that the aggregate of the shares so transferred during any year after expiry of the Lockup Period may not exceed 1/3 of his total number of record shares at the date of the IPO subject to any share split or combination of the Company ("QUOTA"), or in other words, the total number of the shares held by any such Shareholder may not be completely transferred at least after three (3) years after the IPO. Any portion of any Quota not used in previous years may be added to the Quota for the current year."

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                                                             English Translation

3. The first paragraph of Section B.(3) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "(3) After the expiry of the Lockup Period, Mr. Cao Min and Ms. Yu Haijuan may transfer his/her shares in the Company by any of the arrangements described in Section A above through Forever-brightness Investments Limited and Yongfa Solar Power Investment Holding Ltd., respectively; provided, however, that during the first year after the expiry of the Lockup Period he/she can only transfer 50% of his/her shares in the Company and the remaining 50% of the shares may not be transferred until after the first anniversary of the expiry date of the Lockup Period."

4. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall remain in full force and effect.

5. If any term or other provision in this Amendment shall be held invalid, illegal or unenforceable under any applicable law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision in this Amendment is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby is consummated as originally contemplated to the greatest extent possible.

6.   This Amendment shall be interpreted in Chinese.

7. This Amendment is made under the laws of the State of New York, the United States of America. Anything set forth herein shall be governed by and construed in accordance with the laws of the State of New York, the United States.

8. This Amendment may be executed in counterparts. Each such counterpart shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first above written by their respective authorized representatives.



                            [Signature Page Follows]

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                                                             English Translation

                                LETTER OF CONSENT



This Letter of Consent is prepared in connection with the Lockup Agreement dated as of June 20, 2006 by and among Solarfun Power Holdings Co., Ltd., Mr. Lu Yonghua, Mr. Wang Hanfei, Mr. Cui Rongqiang, Mr. Gu Yongliang, Ms. Yu Haijuan, Mr. Wang Yuting, Mr. Cao Min and Mr. Tong Xingxue (the "AGREEMENT").

Pursuant to Section D.(7) of the Agreement, we hereby give our express consent to amend the Agreement as follows:

1. The original provision of Section B.(1) "Within three (3) years (including the Lockup Period) as from the date of the IPO, neither Mr. Lu Yonghua nor Mr. Wang Hanfei may transfer any of his shares in the Company by any of the arrangements described in Section A above, whether through Yonghua Solar Power Investment Holding Ltd. or WHF Investment Co., Ltd.. After the expiry of such three (3) years, each of Mr. Wang and Mr. Lu may transfer his shares in the Company under the rules and regulations of the US Securities and Exchange Commission (the "SEC") subject to his performance of the information disclosure obligations relating thereto" shall be amended to read as follows:

     "(1) WITHIN ONE (1) YEAR, IN CASE OF MR. LU YONGHUA, AND TWO (2) YEARS, IN CASE OF MR. WANG HANFEI (IN EACH CASE, INCLUDING LOCKUP PERIOD), AS FROM THE DATE OF THE IPO, NEITHER MR. LU NOR MR. WANG MAY TRANSFER ANY OF HIS SHARES IN THE COMPANY BY ANY OF THE ARRANGEMENTS DESCRIBED IN SECTION A ABOVE, WHETHER THROUGH YONGHUA SOLAR POWER INVESTMENT HOLDING LTD. OR WHF INVESTMENT CO., LTD.. AFTER THE EXPIRY OF SUCH THREE (3) YEARS, EACH OF MR. WANG AND MR. LU MAY TRANSFER HIS SHARES IN THE COMPANY UNDER THE RULES AND REGULATIONS OF THE US SECURITIES AND EXCHANGE COMMISSION (THE "SEC") SUBJECT TO HIS PERFORMANCE OF THE INFORMATION DISCLOSURE OBLIGATIONS RELATING THERETO."

2. The original provision of the first paragraph of Section B. (2) "(2) After the expiry of the Lockup Period, each of Mr. Gu Yongliang, Mr. Cui Rongqiang, Ms. Yu Haijuan, Mr. Wang Yuting and Mr. Tong Xingxue may transfer his/her shares in the Company by any of the arrangements described in Section A above, through Yongliang Solar Power Investment Holding Ltd., Yongqiang Solar Power Investment Holding Ltd., Yongfa Solar Power Investment Holding Ltd., YongGuan Solar Power Investment Holding Ltd., YongXing Solar Power Investment Holding Ltd. respectively; provided, however, that the aggregate of the shares so transferred during any year after expiry of the Lockup Period may not exceed 1/3 of his/her total number of record shares at the date of the IPO subject to any share split or combination of the Company ("QUOTA"), or in other words, the total number of the shares held by any such Shareholder may not be completely transferred at least after three (3) years after the IPO. Any portion of any Quota not used in previous years may be added to the Quota for the current year." shall be amended to read as follows:

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                                                             English Translation

     "(2) AFTER THE EXPIRY OF THE LOCKUP PERIOD, EACH OF MR. GU YONGLIANG, MR. CUI RONGQIANG, MR. WANG YUTING AND MR. TONG XINGXUE MAY TRANSFER HIS SHARES IN THE COMPANY BY ANY OF THE ARRANGEMENTS DESCRIBED IN SECTION A ABOVE, THROUGH YONGLIANG SOLAR POWER INVESTMENT HOLDING LTD., YONGQIANG SOLAR POWER INVESTMENT HOLDING LTD., YONGGUAN SOLAR POWER INVESTMENT HOLDING LTD. AND YONGXING SOLAR POWER INVESTMENT HOLDING LTD., RESPECTIVELY; PROVIDED, HOWEVER, THAT THE AGGREGATE OF THE SHARES SO TRANSFERRED DURING ANY YEAR AFTER EXPIRY OF THE LOCKUP PERIOD MAY NOT EXCEED 1/3 OF HIS TOTAL NUMBER OF RECORD SHARES AT THE DATE OF THE IPO SUBJECT TO ANY SHARE SPLIT OR COMBINATION OF THE COMPANY ("QUOTA"), OR IN OTHER WORDS, THE TOTAL NUMBER OF THE SHARES HELD BY ANY SUCH SHAREHOLDER MAY NOT BE COMPLETELY TRANSFERRED AT LEAST AFTER THREE (3) YEARS AFTER THE IPO. ANY PORTION OF ANY QUOTA NOT USED IN PREVIOUS YEARS MAY BE ADDED TO THE QUOTA FOR THE CURRENT YEAR."

3. The original provision of the first paragraph of Section B. (3) "(3) After the expiry of the Lockup Period, Mr. Cao Min may transfer his shares in the Company by any of the arrangements described in Section A above through Forever-brightness Investments Limited; provided, however, that during the first year after the expiry of the Lockup Period he can only transfer 50% of his shares in the Company and the remaining 50% of the shares may not be transferred until after the first anniversary of the expiry date of the Lockup Period." shall be amended to read as follows:

     "(3) AFTER THE EXPIRY OF THE LOCKUP PERIOD, MR. CAO MIN AND MS. YU HAIJUAN MAY TRANSFER HIS/HER SHARES IN THE COMPANY BY ANY OF THE ARRANGEMENTS DESCRIBED IN SECTION A ABOVE THROUGH FOREVER-BRIGHTNESS INVESTMENTS LIMITED AND YONGFA SOLAR POWER INVESTMENT HOLDING LTD., RESPECTIVELY; PROVIDED, HOWEVER, THAT DURING THE FIRST YEAR AFTER THE EXPIRY OF THE LOCKUP PERIOD HE/SHE CAN ONLY TRANSFER 50% OF HIS/HER SHARES IN THE COMPANY AND THE REMAINING 50% OF THE SHARES MAY NOT BE TRANSFERRED UNTIL AFTER THE FIRST ANNIVERSARY OF THE EXPIRY DATE OF THE LOCKUP PERIOD."

Capitalized terms used and not defined in this Letter of Consent shall have the same meanings assigned to them in the Agreement.

This Letter of Consent shall be interpreted in Chinese and be governed by the laws of the State of New York, the United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Letter of Consent to be executed as of 2007.



                            [Signature Page Follows]

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                                                             English Translation


By:   Lu Yonghua           [signature]
      ---------------------

      Name: Lu Yonghua

By:   Wang Hanfei         [signature]
      --------------------

      Name: Wang Hanfei

By:   Cui Rongqiang      [signature]
      -------------------

      Name: Cui Rongqiang

By:   Gu Yongliang        [signature]
      --------------------

      Name: Gu Yongliang

By:   Yu Haijuan            [signature]
      ----------------------

      Name: Yu Haijuan

By:   Wang Yuting         [signature]
      --------------------

      Name: Wang Yuting

By:   Cao Min                 [signature]
      ------------------------

      Name: Cao Min

By:   Tong Xingxue       [signature]
      -------------------

      Name: Tong Xingxue

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